Exhibit 10.92

SUBORDINATION AGREEMENT

This Subordination Agreement is made as of May 18, 2009 by and among each of the undersigned creditors (individually, a “Creditor” and, collectively, the “Creditors”), Arcion Therapeutics, Inc. (“Senior Lender”), Anesiva, Inc., a Delaware corporation (“Borrower”) and AlgoRx Pharmaceuticals, Inc., a Delaware corporation (the “Guarantor” and, together with the Borrower, the “Loan Parties”).

Recitals

A. The Borrower has obtained certain loans or other credit accommodations from Senior Lender pursuant to that certain Secured Note Purchase Agreement, dated as of May 18, 2009, between the Borrower and the Senior Lender (as it may hereafter be amended, supplemented or otherwise modified from time to time, the “Senior Note”) that are secured by substantially all of the assets of the Loan Parties pursuant to that certain Pledge, Security and Collateral Agent Agreement, dated as of May 18, 2009 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Senior Security Agreement”).

B. Each Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time that are secured by substantially all of the assets of the Loan Parties pursuant to that certain Pledge, Security and Collateral Agent Agreement, dated as of January 20, 2009 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Security Agreement”).

C. In order to induce Senior Lender to extend credit to Borrower, each Creditor is willing to subordinate: (i) all of the Loan Parties’ indebtedness and obligations to such Creditor, whether presently existing or arising in the future (the “Subordinated Debt”), to the prior indefeasible payment in full in cash all of all obligations of the Loan Parties in respect of principal, interest, fees, costs, expenses (including, without limitation, legal fees and expenses of counsel and allocated costs of internal counsel), indemnities and liabilities of whatsoever nature now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Senior Note or the Related Documents (as defined in the Senior Note), together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against any Loan Party of any bankruptcy, insolvency, reorganization or similar proceeding, or any out of court restructuring (the “Senior Debt”); and (ii) all of such Creditor’s security interests, if any, in any Loan Party’s property, to all of Senior Lender’s security interests in such Loan Party’s property. All notes, guarantees, documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Senior Debt, as the same may be amended, extended, restated, supplemented or otherwise modified from time to time shall be referred to herein, as the “Senior Debt Documents”. All notes, guarantees, documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt, including the Security Purchase Agreement, dated as of January 20, 2009 (the “Subordinated Purchase Agreement”), as the same may be amended, extended, restated, supplemented or otherwise modified from time to time in compliance with this Agreement shall be referred to herein, as the “Subordinated Debt Documents”.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Notwithstanding anything to the contrary in the Subordinated Security Agreement or any other Subordinated Debt Document, each Creditor subordinates to Senior Lender any security interest or lien that such Creditor may have in any property of any Loan Party. Notwithstanding the respective dates of attachment or perfection of the security interest of a Creditor and the security interest of Senior Lender, the security interest of Senior Lender in the Collateral (as defined in the Senior Security Agreement), shall at all times be prior to the security interest of such Creditor. Capitalized terms not otherwise defined herein shall have the same meaning as in the Senior Note or the Senior Security Agreement, as applicable.

2. Notwithstanding anything to the contrary in the Subordinated Security Agreement or any other Subordinated Debt Document, all Subordinated Debt is subordinated in right of payment to the prior indefeasible payment in full in cash of all Senior Debt.

3. Each Creditor will not demand or receive from any Loan Party (and no Loan Party will pay to such Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will such Creditor exercise any right or remedy (by law or pursuant to any Subordinated Debt Document) with respect to the Collateral, nor will such Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against any Loan Party, for so long as any portion of the Senior Debt remains outstanding. Notwithstanding the foregoing, (i) each Creditor shall be entitled to receive each regularly scheduled payment of interest under those certain promissory notes issued by Borrower pursuant to the Purchase Agreement to the order of Creditor presented to Senior Lender as of the date hereof, provided that no Default or Event of Default (as defined in the Senior Note) has occurred and is continuing or would exist immediately after giving effect to such payment and (ii) nothing in this Agreement shall restrict the conversion of any Subordinated Debt into equity securities of Borrower in accordance with the terms of any instruments evidencing the Subordinated Debt.

4. Each Creditor shall promptly deliver to Senior Lender in the form received (except for endorsement or assignment by such Creditor where required by Senior Lender) for application to the Senior Debt any payment, distribution, security or proceeds received by such Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

5. In the event of a Loan Party’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Senior Lender’s claims against such Loan Party and the estate of such Loan Party shall be paid in full in cash before any payment is made to any Creditor.

6. For so long as any of the Senior Debt remains outstanding, each Creditor irrevocably appoints Senior Lender as such Creditor’s attorney-in-fact, and grants to Senior Lender a power of attorney with full power of substitution, in the name of such Creditor or in the name of Senior Lender, for the use and benefit of Senior Lender, without notice to such Creditor, to perform at Senior Lender’s option the following acts in any bankruptcy, insolvency or similar proceeding involving any Loan Party:

(i) To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Senior Lender elects, in its sole discretion, to file such claim or claims; and

(ii) To accept or reject any plan of reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor’s claims in respect of any Subordinated Debt in any manner that Senior Lender deems appropriate for the enforcement of its rights hereunder.

7. Each Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that such Creditor may have in any property of any Loan Party. Until the Senior Debt has been indefeasibly paid in full in cash, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, neither any Loan Party nor any Creditor shall agree to any amendment, modification or supplement to the Subordinated Debt Documents, the effect of which is to:

(i) increase the principal amount of the Subordinated Debt or rate of interest or fees on any of the Subordinated Debt (it being understood that the imposition of a default rate of interest for defaults occurring after the date hereof in accordance with the terms of the Subordinated Debt Documents as in effect on the date hereof shall not be restricted by this clause (i));

(ii) advance any date upon which any payment of principal or interest on the Subordinated Debt are due;

(iii) make more restrictive or add any event of default or any covenant with respect to the Subordinated Debt; provided, however, that with respect to any new covenant representation, warranty or event of default added to the Senior Debt Documents, the Subordinated Creditors shall be permitted to agree to the addition to the Subordinated Debt Documents of such new covenant, representation, warranty or event of default;

(iv) increase or make more restrictive any redemption or prepayment provisions of the Subordinated Debt;

(v) take any liens or security interests in any assets of any Loan Party other than as provided in the Subordinated Debt Documents as in effect on the date hereof (other than with respect to assets of the Loan Parties acquired after the date hereof as curently contemplated by the Subordinated Debt Documents);

(vi) receive a guaranty of all or any portion of the Subordinated Debt (except for guaranties which by their terms are subordinated to the Senior Debt on substantially identical terms as those set forth in this Agreement); or

(vii) make more restrictive any other term of the Subordinated Debt Documents, increase the obligations of any Loan Party or any guarantor of the Subordinated Debt or confer additional material rights on any Creditor or any other holder of the Subordinated Debt, unless in accordance with clauses (i) through (vi) above.

8. Notwithstanding any covenant or other provision in the Securities Purchase Agreement, the Subordinated Security Agreement or any other Subordinated Debt Document, each Creditor hereby consents to the incurrence by the Loan Parties of the Senior Debt and to the first priority liens securing the Senior Debt, as well as the execution, delivery and performance of the Senior Note, the Senior Security Agreement, the other documents from time to time governing the Senior Debt, and the letter agreement, dated the date hereof, between the Borrower and the Senior Lender. The Creditors party hereto constitute the “Majority Investors” as such term is defined in the Purchase Agreement, and this Agreement shall constitute an amendment and waiver to the Purchase Agreement pursuant to Section 12.7 thereof to the extent necessary for the Loan Parties to enter into the transactions contemplated by the Senior Debt Documents and the above referenced letter agreement. Such execution, delivery and performance shall not constitute an Event of Default under the Securities Purchase Agreement. Notwithstanding anything herein to the contrary, neither the Borrower nor the Senior Lender shall agree to any amendment, supplement or other modification of the Senior Debt Documents that extends the scheduled maturity date of the Senior Debt beyond May 18, 2010.

Effective as of the date hereof, the Majority Investors, on behalf of the Creditors, hereby waive the following event of default under the Subordinated Debt Documents and the right to exercise or enforce any and all rights and remedies available to the Creditors arising therefrom:

(i) Acceleration of payments due to Kendle International Inc. which amount is greater than one hundred thousand dollars (the “Existing Default”).

The Senior Lender may at any time and from time to time without the consent of any Creditor, without incurring liability to any Creditor and without impairing or releasing the obligations of any Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend, modify or supplement in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.

9. This Agreement shall remain effective until the indefeasible payment in full in cash of the Senior Debt. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Senior Lender for any reason (including, without limitation, the bankruptcy or insolvency of any Loan Party), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and each Creditor shall immediately pay over to Senior Lender all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditors, Senior Lender may take such actions with respect to the Senior Debt as Senior Lender, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to any Loan Party, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against any Loan Party or any other person. No such action or inaction shall impair or otherwise affect Senior Lender’s rights hereunder. Each Creditor waives the benefits, if any, of Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

10. This Agreement shall bind any successors or assignees of a Creditor and shall benefit any successors or assigns of Senior Lender. This Agreement is solely for the benefit of each Creditor and Senior Lender and not for the benefit of Borrower, Guarantor or any other party.

11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

12. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Jurisdiction shall lie in the state and Federal courts located in the [County of Santa Clara, State of California]. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

If the jury waiver set forth in Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Agreement or any of the transactions contemplated therein shall be settled by judicial reference pursuant to Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the [California Superior Court for Santa Clara County]. This Section shall not restrict a party from exercising remedies under the Code or from exercising pre-judgment remedies under applicable law.

13. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. No Creditor is relying on any representations by Senior Lender or any Loan Party in entering into this Agreement, and each Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by the Majority Investors, on behalf of the Creditors, and Senior Lender.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

[SIGNATURE PAGES FOLLOW]

“Senior Lender”

ARCION THERAPEUTICS, INC.

By:	/s/ James N. Campbell, M.D
Name:	James N. Campbell, M.D.
Title:	Chief Executive Officer

“Creditors”

SOFINNOVA VENTURE PARTNERS VII, L.P.

By:	Sofinnova Management VII, L.L.C. Its General Partner

By:
Managing General Partner

ALTA CALIFORNIA PARTNERS III, L.P.

By:	Alta California Management Partners III, LLC

By:	/s/ Daniel S. Janney
Managing Director

ALTA EMBARCADERO PARTNERS III, LLC

By:	/s/ Daniel S. Janney
Vice President of Finance & Administration

ALTA PARTNERS VIII, LP

By:	Alta Partners Management VIII, LLC

By:	/s/ Daniel S. Janney
Managing Director

CMEA VENTURES VII, L.P.

By:	CMEA Ventures VII GP, L.P., Its General Partner

By:	CMEA Ventures VII GP, LLC, Its General Partner

By:	/s/ David J. Collier, M.D.
	Name:	David J. Collier, M.D.
	Title:	Manager

CMEA VENTURES VII (PARALLEL), L.P.

By:	CMEA Ventures VII GP, L.P., Its General Partner

By:	CMEA Ventures VII GP, LLC, Its General Partner

By:	/s/ David J. Collier, M.D.
	Name:	David J. Collier, M.D.
	Title:	Manager

INTERWEST PARTNERS VIII, LP
INTERWEST INVESTORS VIII, LP
INTERWEST INVESTORS Q VIII, LP

By:	InterWest Management Partners VIII, LLC, General Partner

By:	/s/ W. Stephen Holmes
W. Stephen Holmes
Managing Director

[SIGNATURES CONTINUED ON NEXT PAGE]

“Borrower”

ANESIVA, INC.

By:	/s/ Michael L. Kranda
Name:	Michael L. Kranda
Title:	President and CEO

“Guarantor”

ALGORX PHARMACEUTICALS, INC.

By:	/s/ Michael L. Kranda
Name:	Michael L. Kranda
Title:	President and CEO